HULL NO. 1229
                              AGREEMENT ON CONTRACT
                                       FOR
                                TECHNICAL MATTERS


                  THIS AGREEMENT, made and entered into as of December 24, 1996, by and among Chevron Shipping Company, San Francisco, U.S.A. (as Agent for Chevron Transport Corporation) (hereinafter called "Chevron"), Golden State Petro (IOM I-B) PLC (hereinafter called "Buyer"), and Samsung Corporation and Samsung Heavy Industries Co., LTD., each of Seoul, Republic of Korea (hereinafter collectively called "Samsung"):

                                   WITNESSETH:

                  WHEREAS, Buyer and Samsung entered into a Ship Building Contract (hereinafter called the "Building Contract") as of the 24th day of December, 1996, covering the construction of one (1) 308,500 deadweight ton double hulled VLCC tanker identified as Hull No. 1229 (hereinafter called the "Vessel").

                  WHEREAS, all defined terms contained herein shall have the meaning set forth in the Building Contract.

                  WHEREAS, Buyer entered into a Bareboat Charter Contract with Chevron Transport Corporation (hereinafter called "CTC") as of the 24th day of December, 1996.

                  WHEREAS, pursuant to the Bareboat Charter Contract, Buyer desires Chevron, as agent for Buyer, to act as Buyer's technical representative with respect to technical matters related to the construction of the Vessel, including the guarantee after delivery of the Vessel under the Building Contract.

                  WHEREAS, Buyer agrees to employ Chevron with respect to the technical matters above mentioned under the Building Contract.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually understood and agreed upon by and among the parties hereto as follows:

                  1. Buyer hereby appoints Chevron as authorized technical representative to perform any and all of Buyer's rights, duties, obligations and responsibilities under the provisions of Article XI, XIII, XIV, XV and XVI, of the Building Contract (hereinafter called "Articles") except those rights, duties, obligations and responsibilities which are specifically otherwise agreed upon in this Agreement.


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                  Chevron hereby accepts such appointment by Buyer, and
undertakes to perform in good faith for and on behalf of Buyer any and all of Buyer's rights, duties, obligations and responsibilities under Articles, for Chevron's own account, including the payment of any amounts or the delivery of any Buyer's Supplies which may be incurred under such Articles. Chevron shall not look to Buyer for reimbursement of such amounts, except as provided in the Charter.

                  Chevron further undertakes to perform such appointment with due care so as to protect the rights and interests of Buyer under the Building Contract. Buyer hereby acknowledges that Chevron's performance of this appointment and any liabilities associated with it or arising out of such appointment shall terminate upon delivery of the Vessel to the Buyer; provided, however, to the extent any loss, claim or damage is not discovered by Buyer at the time of the delivery of the Vessel, Chevron's liability therefor shall continue for a term not to exceed 2 years.

                  Samsung hereby acknowledges Buyer's appointment of Chevron and agrees to direct all correspondence and communications under Articles directly to Chevron. The same shall be informed in advance to Buyer by Samsung if such amendments and/or changes on the Specifications shall cause an increase in price in excess of $100,000 or $250,000 in the aggregate to the date of the most recent request.

                  2. Notwithstanding anything contained in the Building Contract the following is agreed by the parties hereto:

                  (a) Samsung shall also notify Buyer of any and all delays specified in Clause (c) of Article IV of the Building Contract.

                  (b) Buyer shall have the right, at its request, to be informed of anything under this Agreement, to observe the Vessel during the construction and attend the trial runs of the Vessel as observer(s) whose comment, if any, shall always be made through Chevron to Samsung. The approval and/or decisions given to Samsung by Chevron shall be deemed to be those of Buyer and shall bind Buyer.

         Notwithstanding the above, acceptance or rejection of the Vessel under
         Article IV, VII, XII or XIX of the Building Contract shall always be notified by Buyer to Samsung and Chevron shall, prior to delivery of the Vessel, give Buyer their advice on whether the Vessel conforms to the requirements of the Building Contract and the Specifications.

                  (c) Chevron shall check contents of the documents specified in Clause (g) of Article IV of the Building Contract and confirm to Buyer whether the contents are acceptable or not.

                  (d) Samsung shall also furnish Buyer and Chevron with the design and construction schedules with respect to any alterations (as defined in the Building


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         Contract) permitted by Article XIV of the Building Contract. In addition Samsung shall supply to Chevron the Change Report mentioned in of Article XIV of the Building Contract a copy of which will be supplied to Buyer by Chevron.

                  (e) Notwithstanding Item 1 above, for practical reasons Chevron and Samsung may agree on the alterations pursuant to Article XIV without obtaining Buyer's prior consent and to the extent that the aggregate amount of all agreed alterations shall not exceed US$250,000.

         In any event, however, Chevron shall promptly inform Buyer after Changes have been agreed with Samsung and Buyer shall confirm such agreement.

                  (f) Buyer shall not be responsible whatsoever for personal injuries, including death, of the Representative and any inspectors appointed by the Representative, or other employees or agents of Chevron during the time they or any of them are on the Vessel, or within the premises of Samsung or its subcontractors, or, are otherwise engaged in and about the construction of the Vessel unless such personal injuries, including death, were caused by the negligence of Buyer.

                  (g) Any adjustment of Contract Price, except for delayed delivery, in accordance with the provisions of the Building Contract shall be settled between Chevron and Samsung through Buyer at the delivery of the Vessel. If the settlement of the costs of any fuel oil, lubricating oils and greases (except in the Vessel's systems) or unbroached consumable stores (furnished by Builder for trials), and remaining on board the Vessel after acceptance of the Vessel by the Buyer, are for the account of the Buyer, Chevron shall pay such costs on behalf of the Buyer.

                  (h) In the event that the Building Contract is terminated in accordance with Articles IV, VII, XII or XIX of the Building Contract, Buyer shall refund to Chevron the costs of all Buyer's Supplies (as defined in the Building Contract) previously received by Samsung together with interest thereon as provided for in the Building Contract from the dates of each delivery of Buyer Supplied Property to Samsung to the date of the remittance of such refundment, such refundment to Chevron to be made upon Buyer receipt of such refundment from Samsung under the Building Contract.

                  (i) "Indemnitee" stipulated in Article XXI and XXV of the Building Contract shall include Chevron, any company under Chevron's control (as measured by direct or indirect ownership of at least 50% of the shares entitled to vote at general election of directors) and the directors, officers, employees and agents of any of the foregoing companies.

                  (j) In case of an "actual total loss" or a "constructive total loss" Buyer shall refund to Chevron the cost of all Buyer's Supplies previously received by Samsung, such refund to be made upon Buyer's receipt of the proceeds of the institute clauses for


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         Builder's Risk Policy.

                  (k) Chevron is responsible for the payment of taxes and duties specified in the 2nd paragraph of Article XVIII of the Building Contract.

                  (l) Chevron shall assist Buyer in case of Arbitration under
         Article XXIV of the Building Contract.

                  (m) Chevron shall (i) appoint inspectors in accordance with the Building Contracts who shall be in attendance at the Ship Yard and (to the extent to which Buyer would be entitled under the Building Contracts) shall have free access to the Vessel and to the Builder's shipyard and workshops and the Builder's sub-contractors' premises as may be necessary for the proper performance of the inspector's duties hereunder until the Vessel has been delivered to Buyer in accordance with the provisions of the Shipbuilding Contracts and (ii) attend to any claim by Buyer that may constitute a breach by the Builder of the warranty of quality incorporated in the Building Contract and supervise the remedy of any defects in the Vessels which constitute such breach and the recovery from the Builder of any loss, damages or expenses occasioned by or connected with any such breach;

                  (n) Chevron shall use reasonable efforts to ensure that, prior to a Vessel's Delivery under the Building Contract, such Vessel is classed with the American Bureau of Shipping as +A1, (E), Oil Carrier, +AMS, +ACCU, and SH clean and free of any and all recommendations, reservations and qualifications and otherwise as stated in the relevant Building Contract and is otherwise fully documented and classified in accordance with the provisions of that Building Contract and its Specifications;

                  (o) Chevron shall, along with Buyer, sign each Protocol of Delivery and Acceptance referred to in each Shipbuilding Contract; and

                  (p) Chevron shall on the Delivery Date of the Vessel, use reasonable efforts to produce to or ensure the production to Buyer of a Builder's certification or equivalent executed in favor of Buyer by the Builder in respect of the Vessel.

                  (q) Each finished plan including the instruction books of the Vessel shall be distributed as set forth in the Specifications.

         3. Chevron shall perform its obligations under this Agreement in all respects in accordance with the highest standards of practice and degree of care regularly observed in the shipping industry. If any work or services under this Agreement are negligently performed or omitted, then so far as may be reasonably practicable, Chevron, at its own expense, will cause such work and services to be correctly performed.

         If Chevron does incur third party liability of any nature whatsoever arising out of or


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         connected with performance of this Agreement, then Chevron shall indemnify Buyer against such third party liability and costs and expenses relating thereto; PROVIDED, HOWEVER, that Chevron shall not be required to indemnify Buyer for loss or liability (A) resulting from the negligence of Buyer; or (B) directly and proximately caused by breach of a material representation or warranty made by Buyer, in any agreement relating to such Vessel to which it is a party. Notwithstanding the foregoing, Chevron shall not be responsible whatsoever for personal injuries, including death, of Buyer or Samsung employees or other Buyer or Samsung authorized personnel during the time they or any of them are on the Vessel, or within the premises of Samsung or its subcontractors, or, are otherwise engaged in and about the construction of the Vessel unless such personal injuries, including death, were caused by the negligence of Chevron.

                  4. All of the correspondences between Chevron, Buyer and Samsung as above shall be addressed as follows:


                  To Chevron:

                  Chevron Shipping Company (as agent for Chevron Transportation
                    Company)
                  Attn:  Vice President & General Manager Engineering
                  Address: 555 Market Street
                  San Francisco, CA  94105-2870, U.S.A.
                  Tele-facsimile No.
                  Telex No.

                  To the Buyer, at:

                  15-19 Athol Street
                  Douglas, Isle of Man
                  Telefax:
                  Telephone:

                  Attention:

                  To Samsung:

                  Samsung Heavy Industries Co., Ltd.
                  Dongnam Tower, 890-25, Daechi-Dong,
                  Kangnam-ku, Seoul, Republic of Korea 135-280
                  Telefax:  82-2-3458-6503
                  Telephone: 82-2-3458-6570 6530

                  Or preferably to its Koje Shipyard -


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                  Samsung Heavy Industries Co., Ltd.
                  Koje Shipyard
                  530, Jangpyung-ri, Sinhyun-up,
                  Koje City, Kyungnam, Republic of Korea, 656-800
                  Telex:         SSCYARD K52213
                  Telefax:  82-558-32-2160 (Design Department)
                  82-558-636-2560 (Customer Coordination Department)

                  5. Buyer shall have the right to assign its rights and obligations hereunder to its wholly owned subsidiary company permitted in accordance with the Building Contract and the said Bareboat Charter Contract.

                  6. No representative of either party shall have authority to make, and neither party shall be bound by, nor liable for, any statement, representation, promise or agreement not set forth herein. No changes, amendments or modifications shall be valid unless reduced to writing and signed by the parties.

                  7. The validity, enforcement and interpretation of this Contract shall be governed by the Laws of the State of New York, one of the United States of America.

                  8. Any other terms and conditions under the Building Contract shall remain unchanged and unaltered.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed on the day and year as first above written.


                                   CHEVRON SHIPPING COMPANY
                                   (as Agent for Chevron Transportation Company)

                                   /s/ T. R. Moore
                                   -----------------------------------
                                   T. R. Moore
                                   President


                                   GOLDEN STATE PETRO (IOM I-B) PLC


                                   /s/ Nunzio Lipomi
                                   -----------------------------------


                                   SAMSUNG HEAVY INDUSTRIES CO. LTD.


                                   /s/ C. G. Cho
                                   -----------------------------------


                                   SAMSUNG CORPORATION


                                   /s/ C. G. Cho
                                   -----------------------------------